Jaguar Health Adopts Limited Duration Stockholder Rights Plan to Ensure Stockholders Can Realize Long-Term Value

Jaguar expects first results in Q2 2025 of proof-of-concept investigator-initiated trials of crofelemer for the rare diseases short bowel syndrome with intestinal failure and microvillus inclusion disease

FDA meeting expected in Q2 2025 on the statistically significant results of the Phase 3 OnTarget trial of crofelemer in the prespecified subgroup of patients with breast cancer

Jaguar has received an indication of interest to acquire the Company

SAN FRANCISCO, CA / February 27, 2025 / Jaguar Health, Inc. (NASDAQ:JAGX) (“Jaguar” or the “Company”) today announced that its Board of Directors (the “Board”) has adopted a limited duration stockholder rights plan (the “Rights Plan”).

“Jaguar, which, like many other biotechnology companies, continues to experience a significant and ongoing dislocation in the trading price of its common stock, has received an indication of interest to acquire the Company. Our Board intends the Rights Plan to give Jaguar stockholders more time to realize the long-term value of their investment by discouraging significant open-market accumulation of the Company’s shares without appropriately compensating all the Company’s stockholders for control,” said Lisa Conte, Jaguar’s president and CEO.

The Rights Plan is not intended to prevent or interfere with any action with respect to the Company that the Board determines to be in the best interests of the Company and its stockholders. Instead, it will position the Board to fulfill its fiduciary duties on behalf of all stockholders by ensuring that the Board has sufficient time to make informed judgments about any attempts to acquire the Company. The Rights Plan will encourage anyone seeking to acquire the Company or gain a significant interest in the Company to negotiate directly with the Board.

“Jaguar has multiple expected near-term catalysts. The Company is supporting three proof-of-concept (POC) investigator-initiated trials (IIT), and conducting two Phase 2 studies, of crofelemer, our novel plant-based anti-secretory prescription drug, for the rare diseases short bowel syndrome with intestinal failure (SBS-IF) and/or microvillus inclusion disease (MVID) in the US, European Union, and/or Middle East/North Africa regions. The first POC IIT results are expected to be available in the second quarter of 2025, with additional POC IIT results expected throughout 2025. In accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions,” Conte said. “Additionally, the Company expects that, if even just a very small number of MVID patients show benefit with the extremely safe profile of crofelemer, this may potentially allow approval in the US for crofelemer for MVID and qualify crofelemer for participation in PRIME for this indication. PRIME is a European Medicines Agency (EMA) program providing enhanced interaction and early dialogue with developers of promising medicines that target an unmet medical need, with the goal of optimizing development plans and speeding up evaluation so the medicine can reach patients earlier.”

Jaguar also remains focused on development of crofelemer for cancer therapy-related diarrhea (CTD). As announced, the analysis of the prespecified subgroup of adult patients with breast cancer from the Company’s recently conducted Phase 3 prophylactic OnTarget clinical trial for diarrhea in adult patients with solid tumors receiving targeted therapy with or without standard chemotherapy indicate that crofelemer achieved statistically significant results in this subgroup. These results were the subject of a December 11, 2024 poster presentation at the San Antonio Breast Cancer Symposium. The Company will request a meeting with the FDA to discuss the results of OnTarget in breast cancer patients and potential pathways to bring crofelemer to this patient population as efficiently as possible, and expects the meeting to take place in the second quarter of 2025.

Further, the terms of the Rights Plan provide many recognized stockholder protections, including the following:

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The rights will be exercisable only if an entity, person or group acquires beneficial ownership of 20% or more of the total voting power of the aggregate of all shares of the Company’s Voting Stock (as defined below) then outstanding in a transaction not approved by the Board;
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The Rights Plan does not contain any dead-hand, slow-hand, no-hand or similar features that would limit the ability of a future board of directors to redeem the rights; and
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The Rights Plan does not preclude the Board from considering an offer that recognizes the full value of the Company.

Pursuant to the Rights Plan, the Company will issue a dividend of (i) one preferred share purchase right (a “Class A Right”) for each share of common stock and (ii) one preferred stock purchase right (a “Class B Right” and together with the Class A Rights, the “Rights”) for each share of non-voting common stock outstanding as of the close of business on March 10, 2025. While the Rights Plan is effective immediately, the Rights generally would become exercisable only if an entity, person or group acquires beneficial ownership of 20% or more of the total voting power of the aggregate of all shares of the Company’s Voting Stock then outstanding in a transaction not approved by the Board.

If the Rights become exercisable, each holder of a Class A Right or Class B Right (other than the acquiring entity, person or group) will have the right to purchase from the Company for $4.50, subject to certain potential adjustments, shares of the Company’s common stock or non-voting common stock, respectively, having a market value of twice that amount. In addition, at any time after an entity, person or group acquires 20% or more of the total voting power of the aggregate of all shares of the Company’s Voting Stock then outstanding, but less than 50% of the total voting power of the aggregate of all shares of the Company’s Voting Stock then outstanding, the Board may exchange (i) one share of the Company’s common stock per Class A Right and (ii) one share of the Company’s non-voting common stock per Class B Right (other than Rights owned by the acquiring entity, person or group, which would have become void).

The Rights Plan has a term of one year and may expire earlier upon the occurrence of certain specified events.

Further details about the Rights Plan will be contained in a Current Report on Form 8-K and in a Registration Statement on Form 8-A that the Company will file with the U.S. Securities and Exchange Commission.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress, specifically associated with overactive bowel, which includes symptoms such as chronic debilitating diarrhea, urgency, bowel incontinence, and cramping pain. Jaguar family company Napo Pharmaceuticals (Napo) focuses on developing and commercializing human prescription pharmaceuticals for essential supportive care and management of neglected gastrointestinal symptoms across multiple complicated disease states. Napo’s crofelemer is FDA-approved under the brand name Mytesi® for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy. Jaguar family company Napo Therapeutics is an Italian corporation Jaguar established in Milan, Italy in 2021 focused on expanding crofelemer access in Europe and specifically for orphan and/or rare diseases. Jaguar Animal Health is a Jaguar tradename. Magdalena Biosciences, a joint venture formed by Jaguar and Filament Health Corp. that emerged from Jaguar’s Entheogen Therapeutics Initiative (ETI), is focused on developing novel prescription medicines derived from plants for mental health indications.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit www.napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Magdalena Biosciences, visit magdalenabiosciences.com

Visit the Make Cancer Less Shitty patient advocacy program on Bluesky, X, Facebook & Instagram

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding Jaguar’s expectation that the first POC IIT results may be available in Q2 2025 for crofelemer for SBS-IF and MVID, Jaguar’s expectation that, in accordance with the guidelines of specific EU countries, published data from clinical investigations in MVID and SBS-IF could support reimbursed early patient access to crofelemer for these debilitating conditions, Jaguar’s expectation that, if even just a very small number of MVID patients show benefit with crofelemer, this may potentially allow approval in the United States for crofelemer for MVID and qualify crofelemer for participation in PRIME for this indication, Jaguar’s expectation that the Company will request a meeting with the FDA to discuss the results of the OnTarget study in breast cancer patients and potential pathways to bring crofelemer to this patient population as efficiently as possible, Jaguar’s expectation that a meeting with the FDA will take place in Q2 2025, and Jaguar’s expectation that the Rights Plan will give Jaguar stockholders more time to realize the long-term value of their investment by discouraging significant open-market accumulation of the Company’s shares without appropriately compensating all the Company’s stockholders for control. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

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